EXHIBIT 23.1



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                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the registration of 450,000 shares of Loehmann's Inc. common stock of our report dated February 24, 1997, with respect to the consolidated financial statements of Loehmann's Inc. incorporated by reference in its Annual Report (Form 10K) for the year ended February 1, 1997.


                                         /s/ Ernst & Young LLP


New York, New York
July 17, 1997